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Exhibit 4.12

Table of Warrant Grants

        Bridgepoint Education, Inc. (the "Company") issues warrants to purchase shares of the Company's common stock.

        The warrants are documented pursuant to the form of warrants attached hereto as Exhibit 4.5 through Exhibit 4.11.

        The following table sets forth the principal terms of the warrant grants held by the selling stockholders named in the prospectus ("Prospectus") included as a part of the Registration Statement on Form S-1 (File No. 333-156408) initially filed by the registrant on December 22, 2008:

Name of Warrant Holder	Form of Warrant	Date of Expiration	# of Warrants Granted	Exercise Price
Alfred Rattenni	A	12/1/2013	50,000		$0.25
Erich Tengelsen	A	12/1/2013	50,000		$0.25
William C. Turner, Trustee of Tuner Trust	A	12/1/2013	250,000		$0.25
Tyler Christian Guthrie Exempt Irrevocable Trust	A	12/1/2013	250,000		$0.25
Cooper Keith Guthrie Exempt Irrevocable Trust	A	12/1/2013	250,000		$0.25
Roberts Wesleyan College	B	7/1/2014	59,747		$0.25
Comerica Ventures Incorporated	C	4/12/2014	80,000		$0.25
Comerica Ventures Incorporated	C	4/9/2015	180,000		$0.25
Venturetek L.P.	D	12/1/2013	1,450,000		$0.25
Leonard Katz	D	12/1/2013	175,000		$0.25
Jonathan Turkel	D	12/1/2013	175,000		$0.25
Linda M. Clugston	E	12/1/2013	175,000		$0.65
R.Wayne Clugston	E	12/1/2013	1,375,000		$0.63
Roberts Wesleyan College	E	12/1/2013 12/1/2013 12/1/2013	75,000 73,307 64,547	$ $ $	2.00 2.00 0.50
Scott Turner	F	12/1/2013 12/1/2013 12/1/2013 12/1/2013	150,000 600,000 600,000 500,000	$ $ $ $	1.00 1.00 0.50 0.25
David Vande Pol	F	12/1/2013 12/1/2013 12/1/2013	50,000 25,000 550,000	$ $ $	0.50 2.00 0.50
*	F	12/1/2013	18,000		$0.50
*	F	12/1/2013	20,000		$0.50
*	G	12/1/2013	10,000		$0.25
*	G	12/1/2013	20,000		$0.25
*	G	12/1/2013	50,000		$0.25
*	G	12/1/2013	10,000		$0.25
*	G	12/1/2013	10,000		$0.25
*	G	12/1/2013	25,000		$0.25
*	G	12/1/2013	25,000		$0.25
*	G	12/1/2013	20,000		$0.25
*	G	12/1/2013	50,000		$0.25
*	G	12/1/2013	3,000		$0.25
*	G	12/1/2013	3,000		$0.25
*	G	12/1/2013	3,000		$0.25
*	G	12/1/2013	1,000		$0.25
*	G	12/1/2013	5,000		$0.25
*	G	12/1/2013	10,000		$0.25
*	G	12/1/2013	15,000		$0.25
*	G	12/1/2013	25,000		$0.25
*	G	12/1/2013	20,000		$0.25

*
Denotes warrant holders that are not named as selling stockholders in the Prospectus.

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  Exhibit 4.12